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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT, dated this 11th day of August, 1999, between ebaseOne Corporation, a Delaware corporation, currently having its principal place of business at 6060 Richmond Avenue, Houston, Texas 77057 (the "Company"), and John Frazier Overstoltz (the "Executive") an individual currently residing at 9506 Meadowcroft, Houston, Texas 77063.

          WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company, as Executive Vice President of the Company.

          WHEREAS, the Executive is willing to enter into an agreement with the Company upon the terms and conditions herein set forth.

          NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.   Term of Agreement.  Subject to the terms and conditions hereof, the term of
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employment of the Executive under this Employment Agreement shall be for the period commencing on the date hereof (the "Commencement Date) and terminating on December 31, 2002, unless sooner terminated as provided in accordance with the provisions of Section 5 hereof. (Such term of employment is herein sometimes called the "Employment Term.")

2.   Employment.  As of the Commencement Date, the Company hereby agrees to
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employ the Executive as Executive Vice President of the Company, and the
Executive hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

3.   Duties and Responsibilities; Board Membership.
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(a)  Duties.  Executive shall perform such duties as are usually performed by a
     Executive Vice President of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time-to-time by the Company's board of directors which are reasonable and consistent with the Company's operations, taking into account Executive's expertise and job responsibilities. This agreement shall survive any job title or responsibility change agreed to by Executive. Executive shall report directly to the board of directors of the Company regarding implementation of all business matters. All actions of Executive shall be subject and subordinate to the review and approval of the board of directors. No other person or group shall be given authority to supervise or direct Executive in the performance of his duties. The board of directors shall be the final and exclusive arbiter of all policy decisions relative to the Company's business.

(c) Devotion of Time. During the term of this agreement, Executive agrees to devote sufficient time and attention during normal business hours to the business and affairs of the company to the extent necessary to discharge the responsibilities assigned to Executive and to use reasonable best efforts to perform faithfully and efficiently such responsibilities. During the
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     term of this agreement it shall not be a violation of this agreement for
     Executive to (i) serve on the boards of corporations or charitable institutions (with the permission from the Company's board of directors);
     (ii) deliver lectures, fulfill speaking engagements to teach at educational institutions; (iii) manage personal investments or companies in which personal investments are made so long as such activities do not significantly interfere with the performance of Executive's responsibilities with the Company and which companies are not in direct competition with the Company. Any income received by Executive outside the scope of his employment and permitted pursuant to the provisions hereof, shall inure to the benefit of Executive, and the Company shall not claim any entitlement thereto

4.   Compensation and Benefits During the Employment Term:
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(a)  Base Compensation.  The Executive's base compensation from the Commencement
     Date through December 31, 1999, shall be at the rate of $11,500 per month, payable in regular semi-monthly installments in accordance with the Company's practice for its executives, less applicable withholding for income and employment taxes as required by law and other deductions as to which the Executive shall agree. Executive acknowledges that initially such base compensation may have to be accrued, based upon the Company's current working capital. Thereafter, the Executive's base compensation shall be $12,500 per month through December 31, 2000 and $18,750 per month through the end of the term of this agreement.

(b) Bonus Compensation. In addition to the Executive's base compensation, Executive will be entitled to a performance bonus as follows:

     (i) Before December 31, 1999, the Executive has agreed to work toward meeting the following objectives ("MBOs"): (i) raise working capital necessary to begin implementation of the business plan; (ii) build an enterprise center in Houston; (ii) secure agreements to host packaged software applications under a subscription agreement or like agreement with one or more vendors for sales force automation, financial management, customer relationship management, human resource management and electronic business; (iii) hire the necessary personnel to execute the business plan; and (iv) secure initial customers per the business plan. After December 31, 1999, the Company's board of directors shall determine what material progress the Executive has made toward meeting the above captioned MBOs and shall pay the Executive a bonus of up to $28,000 based upon the percentage of MBOs met. Said bonus shall be paid on or before the end of January 2000.

     (ii) If, no later than December 31, 2000, the Company successfully implements and meets certain agreed upon milestones, as determined by the Company's board of directors in January 2000, Executive will be entitled to receive 50% of his then base salary rate. If the board of directors is unable to agree on the milestones, the Executive will receive the bonus in the event the Company attains $12 million in net revenues for December 31, 2000, as determined by the Company's independent auditors. In any event, the bonus shall be paid upon the earlier of (x) 12 month financial statements filed with the

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           Securities and Exchange Commission, or (y) March 31, 2001.

     (iii) Subsequent bonuses will be determined by the board of directors.

(c) Warrants. The Executive will be entitled to receive five year warrants to purchase an aggregate 3,000,000 shares of Company common stock having the terms set forth in the warrant agreement attached hereto as Exhibit "A."

(d) Automobile Allowance. For the Employment Term, Executive shall be entitled to receive an automobile allowance of $750 per month plus the operating cost and insurance of such vehicle. The automobile allowance shall increase yearly by $100 beginning each the 1/st/ of January. This vehicle may be provided either as a company car or direct payment of the allowance at the Executive's option.

(e) Expense Reimbursement. The Executive shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties and upon compliance with the Company's procedures.

(f) Participation in Employee Benefit Plans. Executive shall be entitled to participate, subject to eligibility and other terms generally established by the Company's board or directors, in any employee benefit plan [including but not limited to life insurance plans, stock option plans, group hospitalization, hearth, dental care (which health insurance shall also cover Executive's dependents) profit sharing, pension and other benefit plans], as may be adopted or amended by the Company from time-to-time.

5.   Termination. Subject to the notice and other provisions of this Section 5,
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the Company shall have the right to terminate the Executive's employment with the Company, and the Executive shall have the right to resign from such employment, at any time and for no stated reason.

(a) Disability. The Company shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness or incapacity as defined in the Company's Long Term Disability Insurance Policy in effect as of the date hereof for a period of more than six (6) months provided that during such six month period the Company shall have given at least ten (10) days written notice of termination; provided further, however, that if the Executive is eligible to receive disability payments pursuant to a disability policy paid for by the Company, the Executive shall assign such benefits to the Company for all periods as to which he is receiving full payment under this agreement.

(b)  Death.  This agreement shall terminate upon the death of Executive.

(c) With Cause. The Company may terminate this agreement at any time because of:

     (i) Executive's material breach of any term of this agreement, which is not cured after ten (10) days written notice from the board of directors, or

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     (ii) commission by the Executive of a felony or an act of fraud against the
     Company.


     In the event Executive's employment with the Company is terminated pursuant to items 5(a), (b) or (c), Executive or his beneficiary shall be entitled to receive all base compensation earned by Executive up to the date of termination, all unreimbursed expenses, and any bonus earned in respect of a prior year and not yet paid. For a termination by the Company without good cause, Executive shall be entitled to receive the greater of (i) the remaining base salary at the then base salary rate for the remainder of the Employment Term or (ii) the base salary rate for the period of six months, and all unreimbursed expenses, any bonus earned in respect of a prior year and not yet paid, and the pro-rata portion of any bonus for the current year.

     In the event Executive's employment with the company is terminated for whatever reason, the Company shall indemnify and hold Executive harmless for any personal guaranty made by Executive on behalf of the Company.

6.   Revealing of Trade Secrets, etc.  Executive acknowledges the interest of
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the Company in maintaining the confidentiality of information related to its business and shall not at any time during the Employment Term or thereafter, directly or indirectly, reveal or cause to be revealed to any person or entity the supplier lists, customer lists or other confidential business information of the Company; provided, however, that the parties acknowledge that it is not the intention of this paragraph to include within its subject matter (a) information not proprietary to the Company, (b) information which is then in the public domain, or (c) information required to be disclosed by law.

7.   Arbitration. If a dispute should arise regarding this agreement, all
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claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration of a single arbitrator in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Arbitration shall be initiated by written demand. This agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator shall be final, conclusive and binding on the Company and the Executive, and judgement may be entered in the District Court of Harris County, Texas, for enforcement and other benefits. On appointment, the arbitrator shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator, Executive, Executive's attorneys, and an designated representatives of the Company and their respective attorneys. The matters submitted for arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in strictest confidence by Executive and the Company and shall not be discussed, disclosed or communicated to any persons. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgement enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party.

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8.   Covenants Not to Compete.
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(a)  Executive's Acknowledgment.  Executive agrees and acknowledges that in
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order to assure the Company that it will retain its value as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the business and his relationships with customers and suppliers to compete with the Company. Executive further acknowledges that:

     (i)   the Company is and will be engaged in the business;

     (ii) Executive will occupy a position of trust and confidence with the Company prior to the date of this agreement and, during such period and Executive's employment under this agreement, Executive has, and will become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company;

     (iii) the agreements and covenants contained in this Section 8 are essential to protect the Company and the goodwill of the business; and

     (iv) Executive's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this agreement.

(b)  Competitive Activities.  Executive hereby agrees that for a period
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commencing on the date hereof and ending one year following the later of (i)
termination of Executive's employment with the Company for whatever reason, and
(ii) the conclusion of the period, if any, during which the Company is making payments to Executive, he will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes in engage in the business of the manufacturing, distribution or sale of (i) products manufactured, distributed, sold or licensed by the Company or services provided by the Company at the time of termination or (ii) products or services proposed at the time of such termination to be manufactured, distributed, sold, licensed or provided by the Company within the united States (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Executive from (i) investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two percent of the stock of such corporation. With respect to the Territory, Executive specifically acknowledges that the Company has conducted the business throughout those areas comprising the Territory and the Company intends to continue to expand the business throughout the Territory.

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(c)  Blue Pencil.  If an arbitrator shall at any time deem the terms of this
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agreement or any restrictive covenant too lengthy or the Territory too extensive, the other provisions of this section 8 shall nevertheless stand, the restrictive period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The arbitrator in each case shall reduce the restricted period and/or the Territory to permissible duration or size.

9.   Opportunities.  During his employment with the Company, and for one year
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thereafter, Executive shall not take any action which might divert from the
Company any opportunity learned about by him during his employment with the Company (including without limitation during the Employment Term) which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.

10.  Survival.  In the even that this Agreement shall be terminated, then
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notwithstanding such termination, the obligations of Executive pursuant to
Sections 6,7,8 and 9 of this agreement shall survive such termination.

11.  Contents of Agreement, Parties in Interest, Assignment, etc.  This
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Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Executive. This Agreement shall not be amended except by a written instrument duly executed by the parties.

12.  Severability.  If any term or provision of this Agreement shall be held to
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be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

13.  Notices.  Any notice, request, instruction or other document to be given
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hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

     If to the Company addressed to:

     ebaseOne Corporation
     6060 Richmond Avenue
     Houston, Texas 77057

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     with a copy to:

     Brewer & Pritchard, P.C.
     1111 Bagby, Suite 2450
     Houston, Texas 77002

     If to Executive addressed to:

     John Frazier Overstolz
     9506 Meadowcroft
     Houston, TX 77063

or to such other address as the one party shall specify to the other party in writing.

14.  Counterparts and Headings.  This agreement may be executed in one or more
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counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   EBASEONE CORPORATION

                                   By: /s/ Michael Rotolo
                                       -------------------------------
                                       Michael Rotolo
                                       Director

                                   By:  /s/ John Frazier Overstolz
                                       -------------------------------
                                       John Frazier Overstoltz
                                       Director and Executive Officer

                                   EXECUTIVE


                                   By: /s/ John Frazier Overstolz
                                       -------------------------------
                                       John Frazier Overstoltz

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                                  ADDENDUM #1

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, which consideration includes but is not limited to, not being required to issue management of ebaseOne Corporation additional warrants, the parties hereby agree that this Addendum, entered into this 27/th/ day of October, 1999, shall amend, to the extent set forth in this Addendum, the employment agreement entered into on August 11, 1999 between EBASEONE CORPORATION, a Delaware corporation ("Company") and John Frazier Overstolz, an individual ("Overstolz") (the "Agreement").

     Notwithstanding anything in the Agreement, the Company and Overstolz agree to amend and restate in its entirety Section 4(c) of the Agreement as follows:

     (4)(c) Warrants. The Executive will be entitled to receive a five year warrant to purchase 1,000,000 shares of Company common stock at $2.50 per share, vesting over a period of 24-months, and expiring October 27, 2004.

Overstolz hereby agrees to waive any and all rights to the warrant to purchase 3,000,000 shares of Company common stock ("Warrant"), which was provided in the Agreement, and has concurrently delivered to the Company, the Warrant marked canceled. The Company agrees to issue Overstolz a new warrant to purchase 1,000,000 shares of Company common stock, which is attached hereto as Exhibit "A".

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to the Agreement to be executed on the day and year set forth above.

                                       EBASEONE CORPORATION


                                       By: /s/ Charles Skamser
                                           -------------------------------
                                           Charles Skamser, President


                                       JOHN FRAZIER OVERSTOLZ, an individual


                                       By: /s/ John Frazier Overstolz
                                           -------------------------------
                                           John Frazier Overstolz

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